News Release

Investors:	Greg Bensen	Media:	Brent Rockwood
	Director, Investor Relations		Director, Communications
	303-405-6665		303-672-6999

QEP RESOURCES INC. TO ACQUIRE OIL PROPERTIES IN THE PERMIAN BASIN

Adds Proved Reserves of Approximately 47 Million Barrels of Oil Equivalent and Approximately 300 million Barrels of Potentially Recoverable Resource

Continues QEP’s Strategic Focus on High-Margin Crude Oil & NGL Production

DENVER, Colorado - December 9, 2013 - QEP Resources Inc. (NYSE:QEP, “QEP” or the “Company”), today announced that its wholly owned subsidiary, QEP Energy Company, has entered into a definitive agreement to acquire oil and gas properties in the Permian Basin for an aggregate purchase price of approximately $950 million (the “Acquisition”). The properties, which are located in the Midland sub-basin, primarily in Martin and Andrews counties in west Texas, will diversify the Company’s exploration and production footprint, and advance QEP’s objective to create long-term shareholder value through the continued emphasis on high-margin crude oil and natural gas liquids production. The Company’s Board of Directors was unanimous in its approval of the Acquisition.

Acquisition Highlights:

•	Current net production of approximately 6,700 barrels of oil equivalent per day (Boepd), of which approximately 68% is crude oil

•	Net proved reserves based on internal estimates of approximately 47 million barrels of oil equivalent (MMBoe)

•	Total estimated net recoverable resources of up to 300 MMBoe

•	Nine potential horizontal development targets over a 3,000 foot vertical section

•	26,519 net acres with an average working interest of 94% and a 75% net revenue interest

•	264 vertical producing wells with nearby horizontal activity by industry peers

•	Potential for over 200 vertical and up to 775 horizontal drilling locations

•	Attractive valuation at less than 4.0x estimated 2015 Adjusted EBITDA

•	Combined with anticipated asset sales, significantly transforms QEP’s asset base towards oil- and liquids-weighted growth

“This Acquisition is part of our continuing strategy to become more focused on crude oil and natural gas liquids,” said Chuck Stanley, Chairman, President and CEO of QEP. “Our New Ventures team has been actively focused on expanding our footprint in the world-class crude oil provinces of North America, first in the Williston Basin and now in the Permian Basin. We have evaluated numerous potential opportunities in the Permian, but until now, none have met our acquisition criteria. This Acquisition allows us to leverage our competitive strength of drilling horizontal development wells in multi-pay, stacked reservoirs, and provides a ten-year inventory of crude oil drilling locations.”

The Company plans to fund the Acquisition with proceeds from its revolving credit facility and cash on hand, and expects to close the transaction on or before January 31, 2014. In addition, QEP expects to sell various non-core E&P assets located in the Midcontinent during the first half of 2014, allowing the Company to maintain a strong balance sheet and to have adequate liquidity. Pro forma for these transactions, the Company expects to focus its capital spending in its two premier oil assets: the Williston and the Permian basins, and its two liquids-rich gas assets: the Pinedale Anticline and the Lower Mesaverde play in the Uinta Basin.

“Along with the planned separation of QEP Field Services Company, the Acquisition and the anticipated asset sales will continue the Company’s transformation into a liquids-focused, pure-play E&P company with assets located in premier basins across North America,” concluded Stanley.

QEP will host a conference call to discuss the Acquisition on December 9, 2013 at 8:30 a.m. EST (6:30 a.m. MST). Slides to accompany the conference call have been posted on the QEP website at www.qepres.com. The conference call can be heard live through a link on the QEP website or by dialing (877) 407-8293 domestically or (201) 689-8349 internationally. Attendees should log in to the webcast or dial in approximately 15 minutes prior to the call's start time. A replay of the conference call will be available on the website and a telephone audio replay will be available from December 9, 2013 to January 9, 2014 by calling (877) 660-6853 domestically or (201) 612-7415 internationally and then entering conference ID # 13573385.

About QEP Resources

QEP Resources, Inc. (NYSE:QEP) is a leading independent natural gas and crude oil exploration and production company focused in two major regions: the Northern Region (primarily the Rockies and the Williston Basin) and the Southern Region (primarily Oklahoma, the Texas Panhandle, and Louisiana) of the United States. QEP Resources also gathers, compresses, treats, processes and stores natural gas. QEP Resources is the majority owner of QEP Midstream Partners, LP (NYSE:QEPM) and owns 100% of the partnership’s general partner. For more information, visit QEP Resources' website at: www.qepres.com.

Cautionary Statements

Forward-Looking Statements. This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as "anticipates," "believes," "forecasts," "plans," "estimates," "expects," "should," "will" or other similar expressions. Such statements are based on management's current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. These forward-looking statements include statements regarding the anticipated closing date of the Acquisition, the planned separation of our midstream businesses, estimated proved and probable reserves to be acquired, estimated ultimate recoveries of wells to be acquired, estimated percentages of crude oil from such formations, forecasted prices of natural gas and crude oil, the sale of non-core E&P assets, estimated locations, estimated recoverable resource, funding for the Acquisition, operational flexibility and improved capital and operating efficiencies following the Acquisition, expected impact on production, and forecasted Adjusted EBITDA. Actual results may differ materially from those included in the forward-looking statements due to a number of factors including, without limitation, prices for natural gas, oil and NGLs; availability of capital; disruptions of QEP's ongoing business, distraction of management and employees, increased expenses and adversely affected results of operations from organizational modifications due to the Acquisition; the inability of the parties to satisfy the conditions to the consummation of the Acquisition; the impact of capital market and business conditions on anticipated sales of various non-core assets and on the nature and timing of a separation of our midstream businesses; the impact on QEP of such separation, including the time and resources devoted to its execution and the consequences of separation of the midstream assets from QEP; the assumption of unidentified or unforeseeable liabilities from the Acquisition; drilling and production costs; availability of drilling services and equipment; regulatory and other approvals; recoveries of gas in place; actual drilling results; lease expirations; general economic conditions, including the performance of financial markets and interest rates, global geopolitical and macroeconomic factors; weather conditions and factors identified in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2012. QEP undertakes no obligation to publicly correct or update the forward-looking statements in this release, in other documents, or on the website to reflect future events or circumstances.

Estimated Net Recoverable Resources. “Estimated net recoverable resources” refers to the Company’s internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques, and are not proved reserves within the meaning of SEC rules. Actual quantities that may be ultimately recovered from the Company’s interests may differ substantially. Factors affecting ultimate recovery include the scope of the Company’s ongoing drilling program, which will be directly affected by the availability of capital; oil, gas and NGL prices; drilling and production costs; availability of drilling services and equipment; drilling results; lease expirations; transportation constraints; regulatory approvals and other factors; and actual drilling results, including geological and mechanical factors affecting recovery rates.

Non-GAAP Financial Measures. QEP refers to Adjusted EBITDA, a non-GAAP measure that management believes is a good tool to assess QEP's operating results. Management generally defines Adjusted EBITDA as net income before each of the following: separation costs, discontinued operations, loss on early debt extinguishment, unrealized gains and losses on basis-only swaps, gains and losses on asset sales, interest and other income, interest expense, depreciation, depletion and amortization, abandonments and impairments, exploration expense and income taxes. Due to the forward-looking nature of this non-GAAP financial measure for future periods, information to reconcile it to forecasted net income, the most directly comparable GAAP financial measure, is not available at this time, as management is unable to project special items, mark-to-market adjustments and certain other factors for future periods.